UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): August 13, 2010
Nexstar Broadcasting Group, Inc. (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
Delaware (State or other jurisdiction of incorporation)	000-50478 (Commission File Number)	23-3083125 (IRS Employer Identification No.)
5215 N. O’Connor Blvd., Suite 1400 Irving, Texas 75039 (Address of Principal Executive Offices)	75039 (Zip Code)
(972) 373-8800 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Nexstar Broadcasting, Inc., a wholly-owned subsidiary of Nexstar Broadcasting Group, Inc., has elected to redeem on September 15, 2010 all of its 13.5% Senior Subordinated PIK Notes due 2014 (approximately $5.3 million outstanding) at the redemption price of 109.75% of the outstanding amount thereof together with accrued and unpaid interest on the notes to the redemption date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXSTAR BROADCASTING GROUP, INC.

	By:	/s/ Perry A. Sook
Date: August 16, 2010	Name:	Perry A. Sook

Title:	Chief Executive Officer